As filed with the Securities and Exchange Commission on April 19, 2000

                           Registration No. 333-33492

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------

                                AMENDMENT NO. 1
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                       DIGITAL COURIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                         Commission file number: 0-20771

               Delaware                                  87-0461856
    -------------------------------           ---------------------------------
    (State or other jurisdiction of           (IRS Employer Identification No.)
    incorporation or organization)

                           136 Heber Avenue, Suite 204
                              Park City, Utah 84060
                                 (435) 655-3617
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                  BOBBIE DOWNEY
                       Vice President and General Counsel
                       DIGITAL COURIER TECHNOLOGIES, INC.
                                  P.O. Box 8000
                           136 Heber Avenue, Suite 204
                              Park City, Utah 84060
                                 (435) 655-3617
                               fax (435) 655-3647

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
              ---------------------------------------------------

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in
         connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
    Title of each                                  Proposed              Proposed
       class of               Amount               Maximum               Maximum              Amount of
   securities to be            to be            Offering price          Aggregate            Registration
    registered (1)         registered(2)         per unit(3)          offering price             Fee
  ----------------         -------------         ------------         -------------          ------------
   Common Stock              2,250,000              $10.00             $22,500,000              $6,255
=========================================================================================================

(1) This registration statement ("Registration Statement") covers the resale by Transaction Systems Architects, Inc. (the "Selling Stockholder") of up to 2,250,000 shares of Common Stock, $.0001 par value, of Digital Courier Technologies, Inc. (the "Company"), 1,250,000 shares of which were previously acquired by the Selling Stockholder, and 1,000,000 shares of which may be acquired by the Selling Stockholder upon the exercise of presently outstanding warrants.

(2) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's Common Stock on March 24, 2000, as reported by NASDAQ National Market.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

136 Heber Avenue, Suite 204
P.O. Box 8000
Park City, Utah  84060
Telephone (435) 655-3617


                       DIGITAL COURIER TECHNOLOGIES, INC.


                        2,250,000 SHARES OF COMMON STOCK


         With this prospectus, the selling stockholder identified in this prospectus may offer from time to time up to 2,250,000 shares of our common stock. We are registering the resale of these shares, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the Selling Stockholder.


          Before purchasing any of the shares, you should consider very carefully the information presented under the caption "Risk Factors" beginning on page 2 of this prospectus.


         Our common stock is traded on the NASDAQ National Market under the symbol "DCTI."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is April 20, 2000

                                  RISK FACTORS

       Before purchasing the shares, you should carefully consider the risk factors described below. If any of the following risks actually occurs, it could materially adversely affect our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we are facing. While the risks described below are all the material risks of which we are currently aware, we may have other risks and uncertainties of which we are not yet aware or which we currently believe are immaterial that may also impair our business operations.

We Have Incurred Substantial Losses

         We incurred  losses of  $21,564,713,  $5,597,967  and  $7,158,851  from continuing operations during the years ended June 30, 1999, 1998 and 1997, respectively. Our operating activities used $7,783,023, $6,377,970 and
$6,334,660 of cash during the years ended June 30, 1999, 1998 and 1997, respectively. During the six months ended December 31, 1999, we incurred a loss of $12,507,518 from continuing operations.

Only Two Years of Internet Based Revenues

         We have a limited history of generating revenue on the Internet. Prior to fiscal 1998, most of our revenues came from non-Internet businesses. In fiscal years 1998 and 1999, we generated a small amount of revenue from WeatherLabs' Internet-only weather service, and from our previously owned Books Now and VideosNow divisions. Since we did not acquire SB.com until June 1999, only one month of revenues from fees derived from Internet payment processing are reflected in our fiscal 1999 operating results.

Going Concern Opinion by our Auditors

         The Report of Independent Public Accountants on our financial statements as of and for the year ended June 30, 1999 includes the following, "The Company has suffered recurring losses from continuing operations of $21,564,713, $5,597,967, and $7,158,851 during the years ended June 30, 1999,
1998 and 1997, respectively. The Company has a tangible working capital deficit of $1,285,266 as of June 30, 1999. Only the recent acquired operations of Access Services and SB.com are generating positive cash flows. Additional funding will be required before the Company's continuing operations will achieve and sustain profitability, if at all. These matter raise substantial doubt about the Company's ability to continue as a going concern."

We May Be Liable for Customer Credit Card Chargebacks

         If merchants for which we process credit cards go out of business or otherwise cannot satisfy customers' legitimate returned credit card charges, and the reseller responsible for such merchant is also not financially viable, then we could be liable to the merchant bank for the amount of the customer chargebacks. During the six months ended December 31, 1999, we experienced approximately $2.9 million of returned credit card charges from our merchants. These losses negatively impacted our operating results for the six months ended December 31, 1999. Future chargebacks could have a materially adverse effect on our future operating results.

The Expected Fluctuations of Our Quarterly Results Could Cause Our Stock Price to Fluctuate or Decline

         We expect that our quarterly operating results could fluctuate significantly in the future based upon a number of factors, many of which are not within our control. We base our operating expenses on anticipated market growth and our operating expenses are relatively fixed in the short term. As a result, if our revenues are lower than we expect, our quarterly operating results may not meet the expectations of public market analysts or investors, which could cause the market price of our common stock to decline.

         Our quarterly results may fluctuate in the future as a result of many factors that impact our revenue, including the following:

o changes in the number and size of transactions effected by our merchants, especially as a result of seasonality or general economic conditions;
o our ability to attract and retain financial institutions as clients;
o our ability to attract new merchants and to retain our existing merchants;
o merchant and financial institution acceptance of our pricing model; and
o our success in expanding our sales and marketing programs.

         Other factors that may affect our quarterly results are set forth elsewhere in this section. As a result of these factors, our revenues are not predictable with any significant degree of certainty.

         Due to the uncertainty surrounding our revenues and expenses, we believe that quarter-to-quarter comparisons of our historical operating results should not be relied upon as an indicator of our future performance.

We May Need Additional Funding in the Future

         We require substantial working capital to fund our business. We have had significant operating losses and negative cash flows from continuing operations during the last few years. We believe that with the acquisition of DataBank on October 5, 1999 and the sale of the assets of WeatherLabs as of October 31, 1999, our existing cash and revenues, including the cash received from sale of the WeatherLabs assets and the revenues generated by our newly acquired subsidiaries and DataBank, will be sufficient to meet our operating and capital requirements for the next twelve months. However, our capital requirements depend on several factors, including the rate of market acceptance of our services, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing in the future. Additional financing may not be available when needed on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could have a materially adverse effect on our financial condition and results of operations.

Integration of DataBank, SB.com and Access Services

         There are risks in attempting to integrate the operations of previously separate companies. We acquired Access Services, Inc. ("Access Services") in April 1999, SB.com ("Secure-Bank") in June 1999 and DataBank International, Ltd. ("DataBank") in October 1999. We are putting forth a significant effort to successfully integrate the three companies with us. Our efforts include coordinating development of new products, commercializing in-process development, integrating product offerings, and coordinating sales and marketing efforts and business development efforts.

         In order to build a successful company, we will need to integrate and streamline overlapping functions successfully. Among the risks we face are:

o We must incur the costs generally associated with this type of integration including the costs to: o integrate product lines,
o cross-train the sales force, and
o position products in the market;
o We do not yet know what the ultimate cost of integration will be and how significant the impact will be; the cost may have an adverse effect on our operating results;
o Our integration of Access Services, Secure-Bank and DataBank will require management resources that may distract attention from normal operations. Employee uncertainty and lack of focus may disrupt our business; and
o Our failure to quickly and effectively accomplish the integration could harm us. Uncertainty in the marketplace or customer concern regarding the impact of our acquisitions could also have a material adverse effect on our consolidated business, financial condition and results of operations.

The Demand for Our Services Could Be Negatively Affected by a Reduced Growth of e-Commerce or Delays in the Development of the Internet Infrastructure

         Sales of goods and services over the Internet do not currently represent a significant portion of overall sales of goods and services. We depend on the growing use and acceptance of the Internet as an effective medium of commerce by merchants and customers. Rapid growth in the use of and interest in the Internet is a relatively recent development. We cannot be certain that acceptance and use of the Internet will continue to develop or that a sufficiently broad base of merchants and consumers will adopt, and continue to use, the Internet as a medium of commerce.

         The emergence of the Internet as a commercial marketplace may occur more slowly than anticipated for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. If the number of Internet users or their use of Internet resources continues to grow, it may overwhelm the existing Internet infrastructure. Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity could also have a detrimental effect. These factors could result in slower response times or adversely affect usage of the Internet, resulting in lower numbers of e-commerce transactions and lower demand for our services.

Proprietary Technology is Important to our Business

         Our success depends upon our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights.

         As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. Effective protection of intellectual property rights may be unavailable or limited in foreign countries. We cannot be certain that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our services or design around any patents or other intellectual property rights we hold.

         We also cannot be certain that third parties will not claim that our current or future services infringe upon their rights. We have not conducted any search to determine whether any of our services or technologies may be infringing upon patent rights of third parties. As the number of services in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. In addition, these claims also might require us to enter into royalty or license agreements. Any infringement claims, with or without merit, could cause costly litigation that could absorb significant management time. If required to do so, we may not be able to obtain royalty or license agreements, or obtain them on terms acceptable to us.

We Depend Upon Third Parties

         We depend substantially upon third parties for several critical elements of our business, including:

o Sprint, for telecommunications services;
o Hewlett-Packard, for maintenance and upgrades of the HP-9000 computers in our data center;
o Sun Microsystems, for maintenance and upgrades of the Sun Enterprise 500 servers in our data center;
o Cisco, for maintenance and upgrades of our routers which are used to connect our computer network to the Internet; and
o other vendors of software and hardware for maintenance and upgrades of software, systems, and hardware used to deliver our products on the Internet.

         Although we believe that there are other third party providers who can provide the same services as those providers we currently use, loss or interruption of service by such providers would have an adverse effect on our business and prospects.

We Depend on our Existing Technology and Infrastructure

         Our ability to deliver services to our merchants depends on the uninterrupted operation of our Internet payments processing systems. Our systems and operations are vulnerable to damage or interruption from:

o earthquake, fire, flood and other natural disasters;
o power loss, telecommunications or data network failure;
o operator negligence, improper operation by employees, physical and electronic break-ins and similar events; and
o computer viruses.

         Despite the fact that we have implemented redundant servers in our data center, we may still experience service interruptions for the reasons listed above and a variety of other reasons. If our redundant servers are not available, we may suffer substantial losses as well as loss of business. In addition, any interruption in our systems that impairs our ability to provide services could damage our reputation and reduce demand for our services.

         Our success also depends on our ability to grow, or scale, our payments processing systems to accommodate increases in the volume of traffic on our system, especially during peak periods of demand. We may not be able to anticipate increases in the use of our systems and successfully expand the capacity of our network infrastructure. Our inability to expand our systems to handle increased traffic could result in system disruptions, slower response times and other difficulties in providing services to our merchant banks and customers, which could materially harm our business.

A Breach of  Security Measures Could Reduce Demand for Our Services

         A requirement of the continued growth of e-commerce is the secure transmission of confidential information over public networks. We rely on SSL, Secure Socket Layer Protocol, to provide the security and authentication necessary for secure transmissions of confidential information. In addition, we rely on private key cryptography, an encryption method that utilizes two keys for encoding and decoding data, for ensuring the integrity of our computer networks. Regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. A party who is able to circumvent our security measures could misappropriate proprietary information or interrupt our operations. Any compromise or elimination of our security could reduce demand for our services.

         We may be required to expend significant capital and other resources to protect against security breaches or to address any problems they may cause. Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. Because our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches and failure to prevent security breaches may disrupt our operations.

The Intense Competition in Our Industry Could Reduce or Eliminate the Demand for Our Services

         The market for our services is intensely competitive and subject to rapid technological change. We expect competition to intensify in the future. Our primary source of competition comes from developers of other systems for Internet payments processing such as Clear Commerce, CyberCash, Cyber Source, Digital River, HNC Software, Open Market and Hewlett-Packard (VeriFone). In addition, other companies may enter the market for our services. In the future, we may also compete with large financial institutions that develop custom systems for their use and their merchants' use.

         Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in financial institution and merchant requirements. Competition could seriously impede our ability to sell additional services on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future services obsolete, unmarketable or less competitive. Our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with other solution providers, thereby increasing the ability of their services to address the needs of our prospective customers. Competitive pressures could reduce our market share or require the reduction of the prices of our services, either of which could materially and adversely affect our business, results of operations or financial condition.

We Must Continually Enhance Our Systems to Remain Competitive

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our services and the underlying network infrastructure. The Internet and the e-commerce industry are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our technology and systems obsolete. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing services and develop new services. We must continue to address the increasingly sophisticated and varied needs of our financial institutions and merchants, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of proprietary technology involves significant technical and business risks. We may fail to develop new technologies effectively or to adapt our proprietary technology and systems to merchant and financial institution requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, our business would be materially harmed.

Management of Internal Growth

         As we grow, we may not be able to effectively manage the expansion of our operations and our systems, procedures or controls may not be adequate to support our operations. Additionally, when market opportunities arise, we may not have sufficient personnel or procedures in place to be able to take advantage of those opportunities.

Our Management Team Must Work Together Effectively

         Our performance is substantially dependent on the effectiveness of our senior management and key technical personnel. In particular, our success depends substantially on the continued efforts of our senior management team, many of whom only recently joined the Company through acquisitions. Because these members of our management team are new, there is an increased risk that management will not be able to work together effectively as a team, especially in the short term, to address the challenges to our business. We do not carry key person life insurance on any of our senior management personnel. The loss of the services of any of our executive officers or other key employees could detrimentally affect us.

Attracting and Retaining Qualified Employees

         Our future success and our ability to expand our operations depends on our continuing ability to attract and retain highly qualified technical and managerial employees. Competition for people experienced in the technical areas in which we operate is intense due to the limited number of qualified professionals and, as a small company, we may not be able to attract them. Failure to attract and retain personnel, particularly marketing and technical personnel, could make it difficult for us to manage our business and meet our objectives.

We May Become Subject to Government Regulation and Legal Uncertainties

         We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, export control laws and laws or regulations directly applicable to e-commerce. However, due to the increasing usage of the Internet, it is possible that a number of laws and regulations may be applicable or may be adopted in the future with respect to conducting business over the Internet covering issues such as:

o    taxes;
o    user privacy;
o    pricing;
o    content;
o    right to access personal data;
o    copyrights;
o    distribution; and
o    characteristics and quality of services.

         For example, we believe that some of our services may require us to comply with the Federal Credit Reporting Act. Complying with this statute would require us to provide information about personal data stored by us or our merchants. Failure to comply with this act could result in claims being made against us.

         Furthermore, the growth and development of the market for e-commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business.

         The applicability of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, export or import matters and personal privacy to the Internet is uncertain. The vast majority of laws were adopted prior to the broad commercial use of the Internet and related technologies. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes in the United States regarding taxation and encryption and in the European Union regarding contract formation and privacy, could create uncertainty in the Internet marketplace and impose additional costs and other burdens. Such uncertainty, costs and burden could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Concentration of Stock Ownership

         Our present directors, executive officers, greater than 5% stockholders and their respective affiliates beneficially own approximately 33% of our outstanding common stock. As a result of their ownership, the directors, executive officers, greater than 5% stockholders and their respective affiliates collectively are able to control or significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control.

Volatility of Stock Price

         Broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. The trading price of our common stock has been and may continue to be subject to wide fluctuations. In the last twelve months our stock has traded as low as $4.063 and as high as $14.50. The wide swings in the price of our stock have not always been in response to any factors that we can identify.

Future Issuance of Preferred Stock Could Hurt Common Stockholders

         Rights of preferred stockholders take priority over common stockholders. The only preferred stock currently outstanding consists of 360 shares of Series A Convertible Preferred Stock. Our Board of Directors has the authority to issue up to 2,500,000 shares of preferred stock. They can determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. Although the Series A Preferred Stock does not have voting rights, future preferred stockholders could delay, defer or prevent a change of control of which our common stockholders may have been in favor.

Some of Our Equipment May Fail in Year 2000

         Computer systems, software applications, and microprocessor dependent equipment may cease to function properly or generate erroneous data in the year 2000. The problem affects those systems or products that are programmed to accept a two-digit code in date code fields. To correctly identify the year 2000, a four-digit date code field will be required to be what is commonly termed "year 2000 compliant."

         To date we have invested $80,000 in an effort to certify all aspects of the business are year 2000 compliant. The areas of the business which have been targeted for compliance testing are our operations and our software products and services. We conducted the certification process over a three-month period in which all software products and service components under our direct control certified year 2000 compliant. For the major operational components and remaining software and services that are under the control of third party organizations, we have received written confirmation and evidence of year 2000 compliance. We may realize operational exposure and risk if the systems for which we are dependent upon to conduct day-to-day operations are not year 2000 compliant. The potential areas of software exposure include:

o electronic data exchange systems operated by third parties with whom we transact business;
o server software which we use to present content and advertising to our customers and partners; and
o computers, software, telephone systems and other equipment used internally.

         During the last two years, our computerized information systems have been substantially upgraded to be year 2000 compliant. Thus far in the year 2000, we have not experienced any date-related problems. It is still possible that if systems material to our operations have not been made year 2000 compliant, or if third parties failed to make their systems compliant in a timely manner, the year 2000 issue could have a material adverse effect on our business, financial condition, and results of operations. This would result in an inability to provide functioning software and services to our customers in a timely manner, and could then result in lost revenues from these customers, until such problems are resolved by us or the responsible third parties.

Shares Eligible for Future Sale

         Up to 14,049,010 shares of our common stock are freely trading or eligible for sale in the public market. 1,250,000 (excluding shares issuable upon exercise of warrants) are being registered in this prospectus which will make them available for sale. If the Selling Stockholder sells a substantial number of shares in the public market following this registration, or if the public believes that such sales could occur, the market price of our common stock could decline. Under the federal securities laws, shares may not be sold unless they are registered with the SEC or are exempt from registration. In addition, approximately 9,096,301 shares of our stock are immediately eligible for resale in the public market without restriction under Section 4(1) of the Securities Act, which permits sales by people other than the issuer, underwriter or dealer. Approximately another 3,702,709 shares of common stock have been held long enough to now be eligible for sale in the public market, subject to the provisions of Rule 144 under the Securities Act. Rule 144 allows holders of restricted stock, who have held their stock for at least one year, to sell the stock publicly subject to volume and manner of sale restrictions.

         As of March 27, 1999, an aggregate of 4,590,000 shares of common stock were reserved for issuance pursuant to certain warrants. Of the common stock which will be issued on exercise of these warrants, 1,000,000 shares are being registered in this prospectus.

         As of March 27, 2000, 2,689,250 shares of common stock were subject to options outstanding under our employee stock option plan. An additional 1,152,400 shares of common stock are reserved for future issuance under the plan. We filed a registration statement on Form S-8 registering the shares of common stock reserved for future issuance under the plan, thus permitting the resale of such shares in the public market without restriction under the Securities Act, subject to Rule 144.

                           FORWARD-LOOKING STATEMENTS

          This prospectus, including all documents incorporated by reference, includes forward-looking statements. Forward-looking statements are generally those preceded by, followed by or including the words "believes," "expects," "anticipates" or similar expressions.

         These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties including those risks described in the "Risk Factors" section. Our actual results could differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the events contemplated by the forward-looking statements contained in this prospectus will, in fact, occur.

                                   THE COMPANY


         We provide state of the art payment processing solutions for merchants and financial institutions worldwide through an integrated solution called netClearing. netClearing is a suite of commerce-enabling technologies designed specifically for merchants and merchant banks.


netClearing:  e-Commerce Payments Processing
--------------------------------------------

Introduction

         We provide state of the art payment processing solutions for merchants and financial institutions worldwide through an integrated solution called netClearing. netClearing is a suite of commerce-enabling technologies designed specifically for merchants and merchant banks.

Merchant Services

         Online transactions need to be fast, secure and efficient. As a technology driven payment-processing expert, netClearing delivers next-generation software and a highly secure payment system that provides fast transactions at a lower cost. Our technologies and services help merchants set up their merchant bank account, install payment processing software, and manage payment processing transactions from credit card authorization to final sale.

netClearing's Payment Plug-in is e-commerce software for transaction processing. The Payment Plug-in is a lightweight file that connects a merchant's commerce server through our Internet Payment Gateway to the major card networks (Visa(TM), MasterCard(TM), American Express(TM), Discover(TM)). At the merchant's request, transactions are recorded in a secure transaction database and screened by sophisticated fraud detection software as they pass through the Internet Payment Gateway. These functions enable reporting capabilities and enhance fraud control. netClearing's reporting system allows merchants to search, sort and analyze transaction reports by criteria such as:

                 o netClearing  transaction  ID
                 o Merchant  order  tracking ID
                 o Date ranges
                 o Credit card number
                 o Customer name

         netClearing's reports can be used to track a variety of information about the merchant's business and are available 24 hours a day on the Merchant Access Web site. Custom reports can be generated and custom formats are available for download to merchants requiring unique information. The reports available are:

                  Authorizations report

                  Authorization reports detail all orders that have been authorized but not yet settled. These reports are used to view the total number and value of orders the merchant has received in any date range--daily, monthly or yearly.

                  Settlement report

                  This report details all cash receipts that have been deposited into the merchant's account (this amount does not include credit card company fees). This report is used to understand the cash amounts being transferred into a merchant's bank account.

                  Credit report

                  Credit reports detail all credits or refunds for various transactions. netClearing provides a list of credits issued as well as details about why the credit was given.

                  Declined report

                  This report details all orders that have been declined either by the card network or by netClearing's internal fraud check. The reason the cards have been declined is detailed in the report. Merchants can determine if fraud is being attempted on a systematic basis on their site or if the design of their Web site is causing problems with the entry of credit card information.

         By combining these services into a single solution, we streamline the process for merchants to begin doing business on the Internet. Once the merchant is up and running, netClearing provides merchants with a complete set of tools for managing their online business transactions. Merchants can track and initiate payments on continuing shipments using one order number. Card lookup and transaction history reports and analysis can help customer service departments identify and correct problems stemming from possibly erroneous transactions. netClearing will also maintain a database of tax jurisdictions worldwide to provide reliable tax assessment on transactions originating from and shipping from any domestic or VAT tax nexus.

Merchant Banking Services

         For financial institutions and netClearing resellers, netClearing's real-time merchant management, transaction monitoring, and fraud auditing tools enable these institutions to monitor merchants and manage merchant portfolio risk. The Internet Payment Gateway incorporates all of netClearing's risk management, reporting and merchant management tools while interacting directly with legacy financial and banking networks, operating systems, acquiring gateways, VAPS (Visa's access point) and MIPS (Mastercard's access point). The Gateway is comprised of a commerce server, a transaction database and fraud screening software that easily integrate with existing systems. This enables us to integrate any components of our platform with participating banks. These components can be customized to the bank's specifications and allow for a seamless integration of the applications into the ongoing banking transactions.

         Integrating a portfolio of merchants with the Internet Payment Gateway is straightforward and efficient. The product comes with an easy to use administration interface that allows the bank to perform functions such as adding and updating merchants, accessing reports and monitoring fraud across an entire portfolio of merchants that want to accept credit card transactions to process the sales of their products across the Internet.

         This important technology is available to financial institutions either remotely through a standard Web browser, or by electing to install the hardware and software directly at the bank location for direct access to the networks. Through its Bank Access secure Web site, netClearing offers complete settlement activity reports for financial institutions. All reports are generated from the live transaction database. This valuable information includes:

                  Settlement report

                  According to netClearing, summary of portfolio activity for reporting period.

                  Merchant ledger

                  According to the Settlement Authority, the amount that has been settled into a merchant's account.

                  Adjustments

                  Users can view a list and edit a report including pre- and post-authorizations, credits, fees, etc.

Processing Services

         netClearing ensures that the merchant and the bank maintain a solid business relationship by protecting each party from fraud, theft, and mismanagement of accounts. netClearing can process credit, debit, and ACH transactions directly through its own proprietary Authorization Network or through any other third party Authorization Network such as FDC/FDR, MAPP, VisaNet, and others. Our service bureau provides payments processing and related services to merchants and merchant banks. By integrating our transaction service bureau with our automated Internet Payment Gateway, common settlement mistakes and clerical errors are virtually eliminated. The business operation is divided into two parts, transaction processing and direct merchant sales and support.

         The transaction processing system is based on HP-9000 server systems operating a modified version of Verifone's "Omnihost" acquiring processing platform. The facility supports merchant transaction acquisition, capture, and settlement transmission for all popular credit card types. This operation currently supports more than three thousand merchants and its clients include Equifax Merchant Services and First Tennessee Bank. This is fully integrated with our Internet Payment Gateway to manage and route a high volume of Internet transactions through the traditional financial networks for settlement.

         The direct merchant sales and support function provides complete services for merchant portfolios. The services include merchant risk management, transaction processing, charge-back and retrieval services, payments settlement and reporting, around the clock merchant terminal and bank help-desk, and point-of-sale terminal implementation. The operation leverages netClearing technologies to ensure its merchants receive complete fraud control as well as the total online transaction and settlement reporting. In addition, the operation distributes and maintains credit card payments processing products and services developed in-house as well as products fielded by VisaNet, First USA and other payment solutions providers.

Risk Management and Internet Fraud Control

         netClearing offers data screening software to help merchants reduce risk due to credit card fraud and data entry errors. As with all netClearing products, these controls were developed specifically for e-commerce businesses. Merchants can select the filters that are most appropriate for their business. Since we acquired Secure-Bank in June of 1999, we have integrated its risk management software into the netClearing platform. The software protects the processing banks and merchants by scrubbing all transactions through various transaction screens and/or databases to ensure that much of the fraud and potential credit card charge backs are spotted and eliminated prior to authorization. This risk management technology service has also been made available to other third party processors on a per transaction basis, to allow them to increase their own risk management capabilities. Currently, we offer risk management in two packages, one for the merchant, and one for the merchant bank. These packages include the following services:

                  Risk Management for Merchants

                  Checksum (Luhn check)

                  A basic check of how many digits are in a credit card number to ensure the customer's credit card is valid.

                  Address Verification System (AVS)

                  Merchants can require customers to submit the billing address of their credit card. The address supplied by the customer is compared to the address on file with the issuing bank. Merchants may choose the degree of match (between credit card number and address) at which the transaction should fail.

                  Difference between name and card number

                  A credit card number can be matched to a card holder's name for an existing client. A mismatch may indicate that a card has been compromised.

                  Unusual frequency of purchases

                  A merchant may record information about how frequently their product or service is typically purchased with a particular card number (indicating an individual). The information is matched to actual activity so merchants are notified of significant variation from that mean.

                  Unusual time of day for purchases

                  A merchant may record typical transaction volume for a particular time of day. The information is matched to actual activity so merchants are notified of significant variation from that mean.

                  Geographic mismatch

                  Matching  a  card's   geographic  origin  (indicated  by  Bank
                  Identification Number or "BIN") against where the purchase originates (indicated by Internet service provider or "ISP") may detect when a stolen card is in use.

                  Compromised BIN and card database

                  All transactions can be checked against a database of BINs (Bank Identification Numbers) or card numbers that may have been compromised. These options include:

                  BIN Screening

                  A BIN corresponds to a whole set of cards that a card issuing bank has released. When the security of a BIN is compromised, chances for fraud increase for that BIN. netClearing BIN screens help to flag numbers that may be compromised.

                  Card Screening

                  Transactions may be checked against a database of invalid, compromised and otherwise questionable credit card numbers.

                  Declined card screening

                  All transactions may be checked against a database of credit card numbers that have declined charges recently. This service saves clients transaction fees by declining the charge before it is submitted to the banking network.

                  Risk Management for Merchant Banks

                  netClearing merchant banks using Bank Access to audit transaction and settlement activity are processing up to $25 million per month with almost no loss due to fraud. These robust tools and fraud screening software include:

                  Summary activity

                  Banks can monitor activity of a single merchant or all merchants to track sales, credits and single transactions. Even the flow of money across credit cards can be reviewed to reveal customer histories, purchasing habits, and money flow into or out of a card on a daily or historical timeline.

                  Fraud reporting

                  Banks can survey and analyze activity by BIN, card number, AVS
                  and   velocity  of   purchases.   Stolen   credit   cards  and
                  questionable transactions present themselves on demand.

                  BIN check

                  Entire BINs can be reviewed for questionable activity and transactions. Customer data associated with credit cards can be compared to locate unreported, stolen or generated card usage. Related merchants are a click away from review with any transaction under suspicion.

                  Unusual activity

                  netClearing also provides the ability to generate 90-day baseline data for any merchant in a Bank's portfolio. Side reports offer the ability to locate transactions exceeding the baseline by whatever range a bank determines is valid for that merchant. Excessive tickets, unusual daily deposits and more can be located quickly and reviewed 24 hours a day.

                  Review merchant and portfolio activity in real-time

                  A bank's entire merchant portfolio or a single merchant can be viewed with netClearing's online charting tools. The ability to graphically review a merchant's dollar and transaction count can be a simple indicator of merchant or consumer fraud. Peak hours can be located as hourly summaries appear in easy to understand bar charts.


         Credit Card Clearing Process

                  To understand our service better, the following explanation and diagram describes how the credit card clearing process works, and how netClearing simplifies the process. netClearing generates real-time reporting and transaction management services through a secure Web server. Information such as authorization notices and settlement data from the credit card companies are stored in the netClearing database, which generates reports on the netClearing Web site. This means merchants and merchant banks can view real-time transaction information any time of day via a Web browser.

[Graphic Ommitted]

1. Authorization - Before the credit card clearing process begins, merchants must first have a Web site in which they plan to accept credit cards as payment for goods or services (1a). Merchants also need a merchant bank account with a financial institution. Merchants then subscribe to an online payment service such as netClearing and install payment-processing technology on their Web server. With netClearing, this is a single program called the Payment Plug-in.

     Once the customer submits a credit card number on the merchant's Web site, the Payment Plug-in contacts the netClearing Internet Payment Gateway (1b) to request authorization, final sale or credit. The Gateway filters the information for fraud and may reject the transaction.

     If the transaction is not rejected for potential fraud, the transaction information is then sent to the credit card network (1c) for authorization or declination of the charge by the Issuing Bank. Unlike most of our competitors, this process is completed in-house; we do not use third party acquiring processors. If the transaction is approved, an authorization code is returned to the merchant's Web site and the authorization is complete. With netClearing's system, the real-time authorization and capture process occurs within 3-5 seconds. Batch requests are completed within 1 hour.

2. Settlement - Once the product the customer ordered is shipped (or downloaded), the authorization code is used to settle the amount of the transaction. netClearing's Internet Payment Gateway and the credit card network exchange information with the Settlement Authority (2) to confirm the transaction.

3. Funds transfer - Finally, the Settlement Authority requests a funds transfer from the Issuing Bank (3a), which moves money through the Settlement Authority into the merchant's bank (3b). The payment process is now complete.

Marketing

         We have entered into a two-year distribution agreement with ACI Worldwide, a leading international provider of electronic funds transfer processing systems. ACI is a wholly-owned subsidiary of the Selling Stockholder. ACI will exclusively, with certain geographic exceptions, market our proprietary electronic commerce technologies through its global sales force. ACI has integrated our software with its BASE 24(R), WINPAY24(TM) and related products, as part of its i24(R)-payments strategy. The marketed product includes all aspects of handling payments over the Web, including value-added features in areas like customer service, merchant reporting and management, and web-centric fraud detection and management. The agreement enables our e-commerce products to be distributed on a global scale through ACI's vast and experienced sales staff in a shorter time frame than we likely would have been able to achieve on our own.

Acquired Technology

         We recently licensed ACI Worldwide's BASE24(R) and Trans24 software. The software enhances our existing Internet-based platforms that offer secure payments processing for business-to-consumer electronic commerce. BASE24(R) offers fault-tolerant, around-the-clock processing power to acquire, route and authorize secure electronic payment transactions for our Internet-based merchant network. Trans24 allows us to manage the Merchant and Issuing accounting. It also provides an interface into BASE 24 settlement and ACH systems. Information from Trans24 can easily be made available to Web based reporting system for real-time settlement and account information.

         Corporate History. We were incorporated in Delaware in 1985. We began as a national direct marketing company under the name DataMark Holding, Inc., and began incorporating online business strategies five years ago. We recruited an experienced management and technical team to design and implement a sophisticated Internet services business. In addition to engineering and constructing a state-of-the-art computer and data facility in Salt Lake City, we acquired an Internet access business and contracted with companies in the electronic mail business. We formed a division to create a network of interconnected web sites to be promoted by local television stations. We sold our direct marketing and internet access businesses, as well as certain assets related to our television web site hosting activities during fiscal 1998. We retained the computer and data facility in Salt Lake City and the Books Now, Videos Now and netClearing businesses. In September 1998, we acquired Digital Courier International, Inc., a private Internet software development company and changed our name to Digital Courier Technologies, Inc.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission to register 2,250,000 shares of our common stock, par value $.0001. This prospectus does not include all of the information contained in the registration statement and the exhibits to the registration statement. For further information about us and the shares being registered, you should read the registration statement and the exhibits to the registration statement. Statements contained in this prospectus concerning documents we have filed with the SEC as exhibits to the registration statement or otherwise are not necessarily complete and, in each instance, you should refer to the actual filed document.

         We have not authorized anyone to provide you any information different from that contained in this prospectus. The Selling Stockholder may offer to sell the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, Mail Stop 1-2, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Our SEC file number is 000-20771. We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended or under Section 5 of the Securities Act of 1933, as amended:

(1)      Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

(2)      Proxy Statement for the Special Meeting of Shareholders held October 5,
         1999;

(3)      Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

(4)      Current Report on Form 8-K dated October 19, 1999;

(5) Proxy Statement for the Annual Meeting of Stockholders to be held January 13, 1999;

(6)      Current Report on Form 8-K dated November 24, 1999;

(7)      Quarterly  Report on Form 10-Q for the quarter ended December 31, 1999;
         and

(8)      Description  of  our  capital  stock  contained  in  our   registration
         statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning DCTI at P.O. Box 8000, 136 Heber Avenue, Park City, Utah 84060, telephone (435) 655-3617, attention: Investor Relations.

                                 USE OF PROCEEDS

         We are registering the shares of common stock for the benefit of the Selling Stockholder and the Selling Stockholder may sell the shares from time to time under this prospectus. Other than the exercise price the Selling Stockholder may pay to exercise its warrants, we will not receive any proceeds from the sale of the shares offered in this prospectus. We will pay the costs of this offering which are estimated to be $30,000. The Selling Stockholder is not obligated to exercise its warrants, and there can be no assurance that it will choose to exercise all or any of the warrants. If all the warrants are exercised, we will receive $5,200,000, subject to adjustment under the terms of the warrants. We intend to use any proceeds we receive from any warrant exercise to augment our working capital for general corporate purposes.

                               SELLING STOCKHOLDER

         The following table sets forth certain information as of March 27, 2000 with respect to the Selling Stockholder. Beneficial ownership after this offering will depend on the number of shares actually sold by the Selling Stockholder. To our knowledge, the Selling Stockholder has sole voting and investment power with respect to its securities, except as otherwise indicated.

         The percentage shown in the second column includes all common stock beneficially owned by the Selling Stockholder as a percentage of the 47,680,066 shares of common stock outstanding on March 27, 2000, together with all currently exercisable warrants held by the Selling Stockholder. Shares of common stock underlying warrants are deemed outstanding for computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person. We calculated the amounts in the last two columns on the right of the table assuming that the Selling Stockholder disposes of all of the shares covered by this prospectus and does not acquire any additional common stock.

                                                                       Shares of Common
                                           Shares of Common Stock         Stock Being
   Name of Selling Stockholder              Beneficially Owned           Registered for     Shares of Common Stock Owned
                                            Prior To Offering               Resale                After the Offering
                                            -----------------               ------                ------------------
                                          Number     % of Class             Number               Number   % of Class
                                          ------     ----------             ------               ------   ----------
Transaction Systems Architects,          2,250,000       4.6%               2,250,000*               0        -
Inc.

* Includes 1,000,000 shares of common stock which have not been issued but which are issuable upon exercise of warrants.


         On June 14, 1999, pursuant to a Securities Purchase Agreement between the Selling Stockholder and Digital Courier Technologies, the Selling Stockholder purchased 1,250,000 shares of common stock and warrants to purchase an additional 1,000,000 shares of common stock for an aggregate purchase price of $6,500,000. The exercise price for the warrants is $5.20. The warrants expire on June 13, 2004.

         Under the terms of the Securities Purchase Agreement, for so long as the Selling Stockholder or any of its affiliates own at least 500,000 shares (subject to adjustment for stock splits, stock dividends, subdivisions or similar transactions) of common stock, the Selling Stockholder will be entitled to propose one candidate for election to the Board of Directors of Digital Courier Technologies. Subject to its fiduciary duties to stockholders, Digital Courier Technologies is required to recommend to its stockholders that the person designated by the Selling Stockholder be elected to the Board of Directors.

         The shares being sold pursuant to this prospectus have been registered pursuant to the Selling Stockholder's registration rights under a Registration Rights Agreement between the Selling Stockholder and Digital Courier Technologies dated June 14, 1999.

         On March 25, 1999 Digital Courier Technologies entered into a 60 month software license agreement with ACI Worldwide, Inc. ("ACI"), a wholly-owned subsidiary of the Selling Stockholder, for ACI's BASE24(R) and Trans24 software. See "The Company - Acquired Technology." Digital Courier Technologies made a payment to ACI upon signing the license agreement of $591,218. Pursuant to an amendment to the license agreement entered into in June 1999, Digital Courier Technologies paid ACI a final payment of $3,888,453 in June, 1999.

         Digital  Courier   Technologies   has  also  entered  into  a  two-year
distribution agreement with ACI. See "The Company - Marketing."

                              PLAN OF DISTRIBUTION

         The Selling Stockholder may offer and sell the shares covered by this prospectus from time to time. The Selling Stockholder will receive all of the net proceeds from the sale of the shares offered with this prospectus. The Selling Stockholder will pay all commissions in connection with the sale of those shares. Other than the exercise price the Selling Stockholder will pay to exercise its warrants, we will not receive any proceeds from the sale of the shares offered in this prospectus.

         The shares of common stock may be sold from time to time pursuant to this prospectus by the selling stockholder in one or more of the following transactions:

         (a) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq National Market, in special offerings, in the over-the-counter market, or otherwise;

         (b) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

         (c) directly or through brokers or agents in private sales at negotiated prices;

         (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;

         (e) through put or call options transactions relating to the shares;

         (f)      through short sales of shares; or

         (g)      by any other legally available means.

Offers to purchase shares may be solicited by agents designated by the selling stockholder from time to time. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.


         We expect the Selling Stockholder will sell the shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may pledge all or a portion of the shares as collateral in loan transactions. Upon default by the Selling Stockholder, the pledgee in such loan transaction would have the same rights of sale as the Selling Stockholder under this prospectus. The Selling Stockholder may also transfer shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as the Selling Stockholder under this prospectus. Finally, the Selling Stockholder and any brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

         From time to time the Selling Stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith or in settlement of securities loans.

         In  effecting  sales,  brokers  and  dealers  engaged  by  the  Selling
Stockholder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the Selling Stockholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which compensation as to a particular broker or dealer might be in excess of customary commissions. Broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of the sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. We will pay all expenses of registration incurred in connection with this offering.

         At the time a particular offer of the shares is made, to the extent required, we will distribute a supplement to this prospectus which will identify and set forth the aggregate amount of shares being offered and the terms of the offering.

         Sales of the shares at less than market prices may depress the market price of our common stock. Moreover, the Selling Stockholder is not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

         The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the Selling Stockholder and any other such person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         To comply with certain states' securities laws, if applicable, the shares may be sold in any such jurisdictions only through registered or licensed brokers or dealers.

                                     EXPERTS

         The audited financial statements as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. We refer you to the report on those financial statements, dated September 10, 1999, which includes an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern as discussed in
Note 1 to the financial statements.

We  have  not   authorized  any  dealer,
salesperson  or other person to give any
information  or  represent  anything not                  2,250,000  Shares
contained in this  prospectus.  You must
not    rely    on    any    unauthorized                  DIGITAL COURIER
information.  This  prospectus  does not                 TECHNOLOGIES, INC.
offer to sell or buy any  shares  in any
jurisdiction  where it is unlawful.  The
information   in  this   prospectus   is                  Common Stock
current only as of its date.

                                                       ------------------------
------------------------------------------------------
                                                           PROSPECTUS

                                                        ------------------------

                   TABLE OF CONTENTS
                                                 PAGE
RISK FACTORS........................................2
FORWARD-LOOKING STATEMENTS.........................12
THE COMPANY........................................12
ABOUT THIS PROSPECTUS..............................21
WHERE YOU CAN FIND MORE INFORMATION................21
USE OF PROCEEDS....................................22
SELLING STOCKHOLDER................................22
PLAN OF DISTRIBUTION...............................24
EXPERTS............................................26
                                                           April 20,2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The Company estimates that expenses in connection with the transactions described in this registration statement will be as follows. All expenses incurred with respect to the transactions will be paid by the Company.

                SEC Registration Fee.......................$ 6,255
                Printing Expenses..............................500
                Accounting Fees and Expenses................15,000
                Legal Fees and Expenses......................5,000
                Transfer Agent Fees and Expenses.............1,500
                Miscellaneous................................1,745

                         Total.............................$30,000

Item 15.  Indemnification of Directors and Officers

         The General Corporation Law of the State of Delaware provides for indemnification as set forth in Section 145 thereof. The Company's Bylaws provide for indemnification of the Company's directors, officers and others against all expenses and amounts of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. This indemnification is to the fullest extent permitted by law upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits and Financial Statement Schedules

         (a)      Exhibits

                Exhibits                        Description
                --------                        -----------

                    4.1 Securities Purchase Agreement between the Company and Transaction Systems Architects, Inc., dated as of June 14, 1999, filed with the Form 8-K dated June 21, 1999, incorporated herein by reference

                    5.1  Opinion of Counsel

                   23.1  Consent of Arthur Andersen LLP

                   23.2  Consent of PricewaterhouseCoopers

                   23.3 Consent of Counsel (included in opinion filed as Exhibit 5.1)

                   24.1  Power of Attorney (contained on signature page)

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Park City, Utah on April 18, 2000.

                              DIGITAL COURIER TECHNOLOGIES, INC.
                              a Delaware corporation

                              By:  /s/ James A. Egide
                                   ------------------------
                                   James A. Egide
                                   Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Bobbie Downey with full power of substitution and re-substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

        Signature                                           Title                                       Date
        ---------                                           -----                                       ----

     /s/ James A. Egide                                                                             April 18, 2000
     --------------------
     James A. Egide                             Chief Executive Officer and Director
                                                (Principal Executive Officer)

     /s/ Michael D. Bard                                                                            April 18, 2000
     --------------------
     Michael D. Bard                            Senior Vice President and Controller
                                                (Chief Financial and Accounting Officer)

     /s/ Don Marshall                                                                               April 18, 2000
     --------------------
     Don Marshall                               President and Director

        Signature                                           Title                                       Date
        ---------                                           -----                                       ----

     /s/ Kenneth M. Woolley                                                                         April 18, 2000
     --------------------
     Kenneth M. Woolley                          Director

     /s/ Ken Nagel                                                                                  April 18, 2000
     --------------------
     Ken Nagel                                   Director

     /s/ Glenn Hartman                                                                              April 18, 2000
     --------------------
     Glenn Hartman                               Director

     /s/ Gregory J. Duman                                                                           April 18, 2000
     --------------------
     Gregory J. Duman                            Director


                                  EXHIBIT INDEX

     Exhibit Number      Exhibit
     --------------      -------

            4.1 Securities Purchase Agreement between the Company and Transaction Systems Architects, Inc., dated as of June 14, 1999, filed with the Form 8-K dated June 21, 1999, incorporated herein by reference

            5.1          Opinion of Counsel

            23.1         Consent of Arthur Andersen LLP

            23.2         Consent of PricewaterhouseCoopers

            23.2         Consent of Counsel (included in Exhibit 5.1)

             24 Power of Attorney (included on signature page of registration statement)